Exhibit 99.1

News Release

	Contact:	News Bureau
newsbureau@ngc.com

Todd Ernst (Investors)
todd.ernst@ngc.com
Northrop Grumman Announces CFO Transition

FALLS CHURCH, Va. – Nov. 6, 2025 – Northrop Grumman Corporation (NYSE: NOC) announces that its board of directors has elected John Greene corporate vice president and chief financial officer (CFO), effective Jan. 7, 2026. He will report to Kathy Warden, chair, chief executive officer and president.

Greene will succeed Ken Crews, who has announced his intent to leave the company, effective Feb. 20, 2026, to pursue other interests. Crews will remain the company’s CFO through Jan. 7. Once Greene joins the company, Crews will serve in an advisory capacity to ensure a smooth transition.

“John is a seasoned finance executive with a distinguished record of global leadership and deep experience across complex, highly regulated industries,” said Warden. “He has consistently managed strategic capital deployment, operational discipline, and shareholder value creation. We are excited to welcome him to Northrop Grumman and look forward to his leadership as we navigate a dynamic market with significant opportunities for growth.”

“On behalf of the company and the board of directors, I want to thank Ken for his dedicated service to our company over his 22-year career with Northrop Grumman,” said Warden. “He’s a valued member of our team and leader to our finance team. I have confidence in his continued leadership as we finish the year strong.”

Most recently, Greene was chief financial officer for Discover Financial Services for six years, prior to its acquisition by Capital One. Previously, he served as chief financial officer for Bioverativ, a global pharmaceutical company, and Willis Group Holdings. He also served as chief financial officer for multiple business units within HBSC Holdings, including retail bank and wealth management. Greene began his career with Ernst & Young and worked for 12 years at General Electric.

He holds a Bachelor of Science degree from State University of New York and a Master of Business Administration degree from Northwestern University’s Kellogg School of Management.

The company is reaffirming 2025 financial guidance and 2026 outlook, as shared during the last quarterly earnings call on October 21.

Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push

Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com

the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

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Forward-Looking Statements

Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2025 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2025 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment, including trade policy and tax policy; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2025 and beyond do not reflect impacts on the company from, a prolonged government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.

Forward-looking statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. A discussion of these risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission.

Northrop Grumman Corporation
2980 Fairview Park Drive Falls Church, VA 22042-4511
news.northropgrumman.com